Exhibit 16.1

MOORE & ASSOCIATES, CHARTERED

ACCOUNTANTS AND ADVISORS

PCAOB REGISTERED

August 6, 2009

U. S. Securities and Exchange Commission

450 Fifth Street NW

Washington DC 20549

Re:	PASHMINADEPOT.COM

Dear Sirs:

We were previously the principal auditors for PASHMINADEPOT.COM and we reported on the financial statements of PASHMINADEPOT.COM for the period from inception, November 13, 2007 to July 13, 2009. We have read PASHMINADEPOT.COM’s statements under Item 4 of its Form 8-K, dated August 3, 2009, and we agree with such statements.

For the most recent fiscal period through to August 6, 2009, there have been no disagreements between PASHMINADEPOT.COM and Moore & Associates, Chtd. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Moore & Associates, Chtd. would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

Yours truly,

/s/ Moore & Associates, Chartered

_________________________

Moore & Associates, Chartered

Las Vegas, Nevada

6490 West Desert Inn Road, Las Vegas, NV 89146

(702) 253-7499 Fax (702) 253-7501